Exhibit 10.34

EXECUTION COPY

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of September 18, 2020 (the “Effective Date”) by and among Dr. Andrew C. von Eschenbach (“Seller”) and Celularity Inc., a Delaware corporation (the “Company”).

A. Seller is the sole record and beneficial owner of vested options to acquire shares of Common Stock of the Company (the “Option Shares”), pursuant to that certain Stock Option Grant Notice and Option Agreement dated as of June 2, 2017 (the “Option Agreement”).

B. The Option Shares are subject to the terms and conditions of (i) that certain 2017 Equity Incentive Plan of the Company (the “2017 Plan”), and (ii) the Option Agreements (collectively with the 2017 Plan, the “Related Agreements”).

C. Seller desires to sell 100,000 of the Option Shares (the ”Shares”) to the Company at the Net Purchase Price (as defined below).

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows.

1. SALE AND PURCHASE OF SHARES. On the date hereof (the “Closing Date”) and subject to the terms and conditions of this Agreement, Seller hereby sells to the Company, and the Company hereby purchases from Seller, the Shares, free and clear of all Liens (as defined below), for the Net Purchase Price (which time is referred to in this Agreement as the “Closing”).

2. CLOSING.

2.1 Deliveries by Seller. Seller hereby delivers to the Company (a) an executed copy of this Agreement and (b) a Stock Power and Assignment Separate from Stock Certificate, in substantially the form attached hereto as Exhibit A (a “Stock Power”), and (c) an executed Contingent Option Exercise Agreement and an Exercise Notice in the forms attached hereto as Exhibits B-1 and B-2, respectively, which, for the avoidance of doubt, shall be deemed effective immediately prior to the sale of the Shares on the Closing Date.

2.2 Deliveries by the Company. The Company hereby delivers to Seller (i) an executed copy of this Agreement and (ii) the amount set forth under the heading “Net Purchase Price” on Schedule A attached hereto (the “Net Purchase Price”), payable by wire transfer of immediately available funds, to the following bank account:

Bank Name:
Routing Number:
Acct Number:
Beneficiary Name:

For the avoidance of doubt, the Net Purchase Price shall be equal to the Aggregate Purchase Price set forth on Schedule A, minus the aggregate exercise price for the Shares.

2.3 Deliveries of Stock Certificate. Subject to Seller’s confirmation of receipt of the Purchase Price, Seller hereby instructs the Company to cancel any stock certificate issued to Seller representing the Shares.

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3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to the Company as follows.

3.1 Transfer for Own Account. Seller is selling the Shares not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the 1933 Act.

3.2 No General Solicitation. At no time has Seller presented the Company or any other party with or solicited the Company or any other party through any publicly issued or circulated newspaper, mail, radio, television, internet or other form of general advertisement or solicitation in connection with the transfer of the Shares.

3.3 No Broker-Dealer. Seller has not effected this transfer of shares by or through a broker-dealer in any public offering.

3.4 Title to Shares. Immediately prior to the Effective Date, Seller had valid marketable title to the Shares, free and clear of any pledge, lien, security interest, encumbrance, mortgage, claim or equitable interest (collectively, “Liens”) other than pursuant to this Agreement, any Related Agreement or any other document described in Section 5.

3.5 Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Shares under this Agreement, including waivers of all rights of first refusal applicable to the transfer contemplated by this Agreement, have been obtained and are in full force and effect.

3.6 Enforceability. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, organization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any agreement to which Seller is a party or to which the Shares are subject or any judgment, order, decree or ordinance applicable to Seller or the Shares.

3.7 Authority. Seller has full legal right, power and authority to enter into and perform his obligations under this Agreement and to transfer the Shares under this Agreement.

3.8 Sophisticated Seller. Seller (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, (c) has independently and without reliance upon the Company, gathered information about the Company and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller has not relied on the Company for any information regarding the Company, the Shares, or the value of the Shares. Seller acknowledges that neither the, Company, nor any of its affiliates is acting as a fiduciary or financial or investment adviser to Seller, and that neither the Company, nor any of its affiliates, have given Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent. Seller acknowledges that (i) the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Shares (the “Seller Excluded Information”), (ii) Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) the Company shall have no liability to Seller, and Seller waives and releases any claims that it might have against the Company whether under applicable securities laws or otherwise, only with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

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3.9 Securities Laws. Seller acquired the Shares pursuant to a valid exemption from registration under the 1933 Act and applicable state and provincial securities laws. Seller understands that the transfer of Shares has not been registered under the 1933 Act, based upon an exemption from registration under the 1933 Act.

4. NO RELIANCE. In making its decision to sell the Shares, Seller is relying solely on its own knowledge and experience and the representations and warranties of Purchaser (and not on any information provided by the Company or its agents).

5. GENERAL PROVISIONS.

5.1 Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the other party.

5.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

5.3 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States; (c) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries or (d) upon evidence of electronic transmission, if sent via electronic mail (email). All notices for delivery outside the United States will be sent by express courier or electronic mail (email). All notices not delivered personally or via electronic mail (email) will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York are open for business.

5.4 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

5.5 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” of, and “exhibits” to, this Agreement.

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5.6 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

5.7 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

5.8 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section 5.8 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

5.9 Confidentiality. Seller agree that it will keep confidential and will not disclose or use for any purpose any information about the terms of this Agreement and the transactions contemplated hereby, unless any such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by Seller), or (b) is or has been made known or disclosed to the Seller by a third party without a breach of any confidentiality obligations by such third party; provided, however, that either Seller may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transfer and ownership of the Shares, provided that such persons agree to maintain the confidentiality of such information in accordance herewith or are otherwise subject to a duty of confidentiality; (ii) to any affiliate and its and their employees, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transfer and ownership of the Shares in the ordinary course of business, provided that such affiliate and its and their employees, attorneys, accountants, consultants, and other professionals agrees to maintain the confidentiality of such information in accordance herewith or are otherwise subject to a duty of confidentiality; or (iii) as may be required by law, provided that the disclosing party promptly notifies the other parties hereto in advance of such disclosure and agrees to cooperate to take reasonable steps (other than take any legal action) to minimize the extent of any such required disclosure.

5.10 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic means (including via electronic mail (email) in PDF format) and upon such delivery the facsimile or other electronic signature shall be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company, Seller and Purchaser has executed, or has caused this Agreement to be executed by its duly authorized representative, as of the Effective Date.

SELLER:		COMPANY:

CELULARITY INC.

/s/ Dr. Andrew C. von Eschenbach		By:	/s/ Robert J. Hariri, MD, PhD

Name:	Dr. Andrew C. von Eschenbach	Name:	Robert J. Hariri, MD, PhD

Address:		Title:	CEO

Address:

Attachments:

Exhibit A – Seller’s Stock Power and Assignment Separate Certificate

Exhibit B-1 – Contingent Option Exercise Agreement

Exhibit B-2 – Exercise Notice

[Signature Page to Celularity Inc. Stock Transfer Agreement]

CONSENT OF SPOUSE

I acknowledge that I have read the foregoing Stock Transfer Agreement (the “Agreement”) and that I know its contents. I am aware that by its provisions my spouse shall sell shares of Celularity Inc., a Delaware Corporation, which shares are held of record by either or both of us, including my community interest in such shares, if any. I hereby agree that such Shares and my interest in them, if any, shall be sold pursuant to the terms of the Agreement subject to the provisions thereof and that I will take no action at any time to hinder the operation of, or violate, the Agreement.

/s/ Madelyn G. von Eschenbach
(Signature)

Print Name:	Madelyn G. von Eschenbach

Title:	Dr. Andrew C. von Eschenbach

Date:	September 18, 2020

[Signature Page to Celularity Inc. Stock Transfer Agreement]

SCHEDULE A

Seller	Type of Shares	Number of Shares	Price Per Share	Aggregate Purchase Price	Exercise Price Per Share	Aggregate Exercise Price	Net Purchase Price
Dr. Andrew C. von Eschenbach	Common Stock (from Option)	100,000	$2.56	$256,000.00	$0.21	$21,000.00	$235,000.00

EXHIBIT A

SELLER’S STOCK POWER
AND ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Transfer Agreement dated as of _____________ ___, 2020 (the “Agreement”), the undersigned Seller hereby sells, assigns and transfers unto Celularity Inc. as Purchaser, 100,000 shares of the Common Stock or Celularity Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No. _____, each delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated:

Signature

Name:

Instruction: Please sign but do not fill in the blanks. This Stock Power will be completed by the Company following processing of your option exercise.

EXHIBIT B-1

CONTINGENT OPTION EXERCISE AGREEMENT

Re: Contingent Option Exercise Agreement

Name of Optionee:	Dr. Andrew C. von Eschenbach

(Note: you do not fill in the numbers of Shares you wish to exercise and sell from your Option(s) in this document. Those numbers will be specified in the Exercise Notice(s) provided by you, as such terms are defined below.)

Plan Administrator:

This letter ( this “Agreement”) accompanies and supplements the Exercise Notice (the “Exercise Notice”) attached hereto as an exhibit, pursuant to which the undersigned (“Participant”) has elected to exercise Participant’s option (“Option”) with respect to shares (the “Shares”) of the common stock (“Common Stock”) of Celularity Inc. (the “Company”) in accordance with the terms of the Company’s 2017 Equity Incentive Plan (as amended from time to time, the “Plan”) and the relevant documentation evidencing such Option, including the Exercise Notice and any option agreement (the “Option Agreement”).

1. Contingent Exercise. Participant’s election to exercise Participant’s Option as indicated in the Exercise Notice will only be effective at the time (the “Closing”) of the execution and delivery of the stock transfer agreement (the “STA”) by and among the Company and the Participant. Notwithstanding any term of the Exercise Notice, the Option Agreement, or the Plan, if the Closing shall not have occurred on or before September 30, 2020 (the “Termination Date”), then this Agreement and the Exercise Notice shall automatically terminate and shall no longer be of any force or effect.

2. Number of Shares Subject to Exercise Notice. Participant understands and acknowledges that the Exercise Notice and this Agreement are irrevocable and that Participant may not alter the number of Shares subject to the Exercise Notice.

3. Payment of Purchase Price; No Delivery of Shares to Participant. Participant and the Company acknowledge and agree that notwithstanding anything in the Exercise Notice, the Plan or the Option Agreement to the contrary, the total purchase price of the Shares subject to the Exercise Notice and any and all tax withholding clue in connection with the purchase of such Shares and other costs as determined by the Company (the aggregate, the “Exercise Price and Any Withholdings”) shall be deducted from the payment proceeds that Participant shall receive from the Buyer upon Closing.

4. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise of the Option(s), or purchase or disposition of the Shares, particularly if an Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the exercise of the Option(s) or purchase or disposition of the Shares and that Participant is not relying on the Company or any representative of the Company for any tax advice, including without limitation, in connection with the exercise of Participant’s Option(s) and/or the sale of any Shares. Participant further acknowledges that Participant is responsible for the satisfaction of any and all Federal, State, local, non-U.S., employment, payroll and other taxes that may become due as a result of the exercise of Participant’s Option(s) and/or sale of any Shares, that the amount of any such taxes may exceed the amount (if any) withheld by the Company, and that the Company may not be required to withhold any taxes in connection with the exercise of the Option(s) or sale of the Shares.

5. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

6. Interpretation. Any dispute regarding the interpretation of this Agreement or the Exercise Notice(s) shall be submitted by Participant or by the Company forthwith to the Board of Directors of the Company (the “Board”), or a committee designated by the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or such committee shall be final and binding on all parties.

7. Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

8. Entire Agreement. The Plan and the Option Agreement(s) are incorporated herein by reference. This Agreement, the Plan, the Option Agreement(s) and the Exercise Notice(s) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

(Signature Page Follows)

Sincerely,

PARTICIPANT

Dr. Andrew C. von Eschenbach
Print Name

/s/ Dr. Andrew C. von Eschenbach
Signature

September 18, 2020
Date

ACCEPTED AND AGREED:

Celularity Inc.

By:	/s/ Robert J. Hariri

Name:	Robert J. Hariri, MD, PhD

Title:	CEO

EXHIRIT B-2

CELULARITY INC.

2017 EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE & STOCK PURCHASE AGREEMENT
(option exercise to purchase vested shares)

This Notice of Exercise & Stock Purchase Agreement (“Notice”), dated as of September 18, 2020 (the “Exercise Date”), constitutes written notice to Celularity Inc., a Delaware corporation (the “Company”) that Dr. Andrew C. von Eschenbach (“Purchaser”) hereby elects to purchase 100,000 shares of the Company’ s Common Stock (the “Shares”) that are subject to the stock option granted to Purchaser on June 2, 2017 (the “Option”), under the terms of a Stock Option Grant Notice and Option Agreement (the “Option Agreement”). Capitalized terms used in this Notice, if not defined herein, have the meaning ascribed to them in the Option Agreement, or, as applicable, the Company’s 2017 Equity Incentive Plan (the “Plan”).

As used in this Notice, “Shares” refers not only to the shares of Common Stock purchased under this Notice but also all securities and property received in respect of those shares in a Capitalization Adjustment, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the purchased shares.

1. Exercise Details. The exercise price for the Shares shall be $0.21 per Share, for a total purchase price of $21,000.00. As the Shares are not publicly traded, Purchaser shall pay the full exercise price to the Company in cash, check, bank draft, electronic funds or wire transfer, or money order payable to the Company. The purchase and sale of the Shares shall occur at the principal office of the Company simultaneously with the execution and delivery of this Notice, the payment of the aggregate exercise price, and the satisfaction of any applicable tax withholding obligations, all in accordance with the provisions of the Option Agreement.

2. The Company’s Vested Share Repurchase Option.

(a) Vested Share Repurchase Option. The Company and/or its assignee(s) shall have the right to repurchase all of the then-vested Shares (the “Vested Shares”) purchased under this Agreement if (i) Purchaser’s employment is terminated by the Company or any of its Subsidiaries or Affiliates for Cause or (ii) Purchaser breaches the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Employee Proprietary Information and Inventions Agreement by and between Purchaser and the Company (the “Vested Share Repurchase Option”). The repurchase price for each Vested Share (the “Vested Share Repurchase Price”) will be the Fair Market Value per Share on the Vested Share Repurchase Date (as defined below).

(b) Mechanics of Repurchase.

(i) Without requirement of further action on the part of either party hereto, the Company’s Vested Share Repurchase Option will be deemed to have been automatically exercised as to all Vested Shares at 5:00 p.m. Pacific Time on the Vested Share Board Determination Date (the “Vested Share Repurchase Date”); provided, that if required to avoid liability accounting to the Company, the Company’s Vested Share Repurchase Option will instead be automatically exercised as to all Vested Shares at 5:00 p.m. Pacific Time on the later to occur of (i) the Vested Share Board Determination Date (as defined below) and (ii) the date that is six months following the original purchase of the Vested Shares or such other time necessary to avoid liability accounting to the Company (which date shall be the Vested Share Repurchase Date), unless any such automatic repurchase would result in a violation of applicable law (including by reason of the Company having insufficient assets to meet its obligations or otherwise). However, on or prior to the Vested Share Board Determination Date, the Board may decline to exercise its Vested Share Repurchase Option, in which case, the automatic exercise contemplated by the first sentence of this Section 3(b)(i) will not be deemed to have occurred. The “Vested Share Board Determination Date” shall mean the date on which the Board determines that (x) Purchaser’s employment shall be terminated by the Company or any of its Subsidiaries or Affiliates for Cause or (y) Purchaser is in breach of the terms of any restrictive covenant agreements with the Company or any of its Subsidiaries or Affiliates, including the Employee Proprietary Information and Inventions Agreement by and between Purchaser and the Company.

(ii) As of the Vested Share Repurchase Date, the Company and/or its assignee(s) will become the legal and beneficial owner of such Vested Shares and all rights and interests therein or relating thereto. The Company and/or its assignee(s) will have the right to retain and transfer to their own names the number of Vested Shares being repurchased by the Company and/or its assignee(s), and Purchaser will no longer be considered the owner of the Vested Shares repurchased by the Company for record or any other purposes. The Vested Share Repurchase Price will be payable, at the option of the Company, in cash (including electronic wire transfer), by check, by cancellation of any debt owed by Purchaser to the Company or by any combination of the aforementioned methods. Within 30 days following the Vested Share Repurchase Date, the Company and/or its assignee(s) will tender payment for the Vested Shares being repurchased. Purchaser agrees to execute and deliver to the Company all documents necessary to transfer ownership of the Vested Shares to the Company, including, without limitation, any certificates evidencing the Vested Shares subject to the Company’s Vested Share Repurchase Option.

(c) Purchaser’s Rights. If the Company exercises its Vested Share Repurchase Option pursuant to this Section 3, as of the Vested Share Repurchase Date, the only remaining right of Purchaser under this Agreement will be the right to receive the Vested Share Repurchase Price, and Purchaser will have no right whatsoever to retain the Vested Shares and will have no rights as a stockholder with respect to such Vested Shares.

(d) Termination of Vested Share Option. The Vested Share Repurchase Option will terminate as to all Shares on the earlier of (i) the first sale of Common Stock of the Company by the Company to the general public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange or the Nasdaq Global Market or any other exchange designated by the Board from time to time.

3. Escrow. As security for Purchaser’s faithful performance of the terms of this Notice and to insure the availability for delivery of Purchaser’s Shares on exercise of the Vested Share Repurchase Option or the Right of First Refusal (as described in Section 11 of the Option Agreement), Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto, together with all certificates evidencing all of the Shares subject to this Agreement. These documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in the form attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

4. Limitations on Transfer.

(a) General Restrictions. No Shares purchased pursuant to this Notice, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by Purchaser or any subsequent transferee other than in compliance with this Notice. The Shares remain subject to the Lock-Up Period described in Section 6(c) of this Notice and the restrictions on transfer described in Section 11 of the Option Agreement (including the Right of First Refusal), which provisions are incorporated by reference herein, Purchaser acknowledges that Purchaser may be required to hold the Shares purchased hereunder indefinitely.

(b) Pre-Liquidity Transfer Prohibition. In addition to the other restrictions on transfer set forth in this Agreement and the Plan, Purchaser acknowledges that the Company has an interest in ensuring that the Shares continue to be held by Purchaser or persons to whom Purchaser is permitted to transfer such Shares until such time as the Company undertakes a liquidity event such as an initial public offering or a change of control. Accordingly, by purchasing the Shares, Purchaser agrees that, in addition to the Right of First Refusal and other transfer restrictions set forth in this Agreement and the Plan, Purchaser will not transfer any of the Shares before the 7th anniversary of the date of this Agreement, whether by sale, gift or other transfer, to any person without the Company’s prior written consent, which the Company may grant or withhold, in its sole and absolute discretion. Purchaser acknowledges that his agreement to the provisions of this paragraph are a material inducement lo the Company to sell Purchaser the Shares, that the Company would not sell Purchaser the Shares without his agreement to the provisions of this paragraph, and Purchaser further agrees that these provisions are a reasonable means to protect the Company’s interest described above.

5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bonafide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser agrees that by exercising the Option, Purchaser will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares that occurs within two (2) years after the Date of Grant or within one (1) year after the date of exercise, to the extent the Option being exercised is an Incentive Stock Option.

(g) Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Notice, including, without limitation, all exhibits and attachments to this Notice.

(h) Nothing in this Notice supersedes the terms of Section 14 of the Option Agreement, all of which remain in full force and effect.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Purchaser understands and agrees that the Company shall place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party.

(i) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE OPTIONS, RIGHTS OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR JN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTJFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE IMPLEMENTED WITHOUT AN EFFECTIVE REGIST RATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER TH E SECURITIES ACT OF 1933.

(b) Stop-Transfer Notices. Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Lock Up. Purchaser agrees that Purchaser will not sell, dispose of: transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Purchaser during the period commencing 18 days prior to, and ending 180 days after, the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as may be necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 or similar or successor rules and regulations or as may be required by the managing underwriter(s) for the offering under such registration statement or otherwise in connection with such registration statement) (the “Lock-Up Period”); however, nothing contained in this paragraph will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Shares until the end of such period. The underwriters of the Company’s stock are intended third-party beneficiaries of this paragraph and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Purchaser agrees that this provision will be binding on anyone to whom Purchaser transfers Shares purchased under this Agreement.

7. No Employment Rights. Nothing in this Notice shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s service relationship, for any reason, with or without cause.

8. Tax Consequences.

(a) Purchaser hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Purchaser’s tax liabilities. Purchaser will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from this Agreement.

(b) Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any other person. Purchaser understands that he (and not the Company or any other person) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(c) Purchaser understands that the Shares have been valued by the Company’s Board of Directors for the purpose of this sale, and that the Company believes this valuation represents a fair appraisal of its worth. Purchaser also understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than the purchase price, the additional value would constitute income as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser, and there is no provision for the Company to reimburse him for that tax liability. Purchaser assumes responsibility for such potential tax liability.

(d) Purchaser also agrees that if the benefits provided for under this Agreement or otherwise payable to Purchaser by the Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Purchaser’s benefits will be either (1) delivered in full or (2) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Purchaser on an after-tax basis, of the greatest amount of benefits, not-withstanding that all or some of such benefits may be taxable under Section 4999 of the Code. On the reasonable request of the Company, Purchaser agrees to execute a waiver of Purchaser’s right to receive that portion of any benefits provided hereunder or otherwise, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code, so that no payment or benefit provided hereunder or otherwise to Purchaser will be a “parachute payment” under Section 280G(b) of the Code.

9. Intentionally Omitted.

10. Miscellaneous.

(a) Entire Agreement. This Notice sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.

(b) Severability. If all or any part of this Notice, the Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Notice, the Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Notice (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

(c) No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Right of First Refusal shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(d) Notices. The notice provisions of Section 15 of the Option Agreement are incorporated by reference herein.

(e) Counterparts. This Notice may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Notice shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Notice may only be assigned with the prior written consent of the Company.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this notice as of the Exercise Date.

THE COMPANY:

CELULARITY INC.

/s/ Robert J. Hariri
(Signature)

Name:	Robert J. Hariri, MD, PhD

Title:	CEO

PURCHASER:

/s/ Dr. Andrew c. von Eschenbach
(Signature)

Name:	Dr. Andrew C. von Eschenbach